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                                                                    EXHIBIT 10.3

                                      LEASE

         PARTIES: THIS LEASE made the 19th day of March 1992 BETWEEN GEORGE CONROY, BRENDAN CONROY AND PATRICK CONROY all of Cong, in the County of Mayo, Business men. (hereinafter called "The Lessor" which expression shall include their respective Executors, Administrators and Assigns) of the One Part and NOCTECH LIMITED having it's registered office at Blackthorn Road, Sandyford Industrial Estate, Foxrock Dublin 18 (hereinafter called "The Lessee" which expression shall unless otherwise stated include its Successors in title) of the Other Part.

         WITNESSETH as follows:

DEMISE:

1. In consideration of the rent covenants and conditions hereinafter reserved and contained and on the part of the Lessee to be paid, observed and performed the Lessor HEREBY DEMISES unto the Lessee ALL THAT AND THOSE that part of the Townland of BALLYBAAN BEG situate in the Barony of Galway, being part of the lands described in Folio 1751L of the Register of Freeholders County Galway which for the purpose of identification is more particularly delineated on the plan annexed hereto and thereon edged in red TOGETHER WITH:

         1.1 The building erected thereon and the Landlord's fixtures, fittings and equipment therein or thereon (all which said land, buildings, fixtures, fittings and equipment are hereinafter collectively called the demised premises).

EXCEPTIONS: EXCEPTING AND RESERVING UNTO THE LESSOR:

For passage of drainage, gas, water, etc.

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         (a)      The free and uninterrupted passage and running of water, soil, and effluent drainage, gas, water and electricity, steam, telephone or any other service or supply from the other buildings and lands of the landlords and their tenants adjoining or near to the demised premises through the sewers, drains, water-courses, conduits, pipes, wires and cables which now are or may hereafter during the term hereby granted be in or over, under or upon the demised premises;

         (b) At any time hereafter or from time to time full rights and liberty to execute works, services and erections and buildings upon or to alter or rebuild any of the erections, services, and buildings erected on their adjoining and neighbouring lands and to use their erections as they may think fit;

         (c) The full and free right and liberty to the Landlords to enter (after at least two days notice except in the case of emergency) upon the demised premises at all reasonable times for the purpose of connecting, laying, inspecting, repairing, cleaning, maintaining, altering, replacing or renewing any sewer, drain, main, pipe, wire, cable, watercourse, channel, conduit or subway and to erect, construct or lay in, over, under or across the premises not built upon any sewers, drains, mains, pipes, wires, cable poles, structures, fixtures or other works for the drainage of or for the supply of water, gas, electricity, telephone, heating, steam, radio and television signals and other services to other premises of the Lessor causing as little inconvenience as possible to the Lessee and the Lessor making good any damage thereby occasioned;

         (d) All rights, easements and privileges now belonging to or enjoyed by any adjoining property. TO HOLD the same unto the Lessee for the term of thirty five years from the 1st day of October, 1991 (subject to clause 7 hereof) and subject to the covenants, terms and


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conditions hereinafter contained paying therefor unto the Landlords for the first five years on the said term the yearly rent of IR(pound)54,805.50 and thereafter a rent to be determined as provided in clause 3 hereof each five year period thereafter (hereinafter when specifically referred to be called "the Current Market Rent") such rent to be paid without any deduction, quarterly in advance on the 1st day of October, 1st day of January, 1st day of April and 1st day of July in each year.

TENANTS OBLIGATIONS:

2.       The Lessee hereby covenants with the Lessor as follows:

         2.1 To pay the said yearly rents at the times and in manner aforesaid clear of all deductions and by way of standing Bankers Order if required;

         2.2 To bear, pay and discharge all rates, taxes, assessments, duties, charges, outgoings and impositions whatsoever which now are or during the said term shall be charged, assessed or imposed upon the demised premises or any part thereof or upon the owner or occupier in respect thereof;

INTEREST ON ARREARS.

         2.3 If the Lessee shall fail to pay the rent hereinabove reserved or any other sum reserved or made payable or covenanted to be paid hereunder within 14 days of the day and in the manner herein prescribed for the payment of same such unpaid rent or sum shall bear interest from and including the fifteenth day or days on which the same shall become due to the day of actual payment at the rate of 2% per annum above the rate from time to time charged by the Bank of Ireland to its Customers in the Republic of Ireland at the A.A.A. rate from the date on which the rent or other sum become due until the actual day of payment or if there shall be no such rate the aforesaid rent or sum shall bear interest at the rate of 2% over the cost of six months


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funds in the Dublin Money Market from and including the fifteenth day or days on which the same shall become due to the date of actual payment.

COMPLY WITH ENACTMENTS:

         2.4 At all times during the said term to observe and comply in all respects with the provisions and requirements of any and every enactment for the time being in force and to do and execute or cause to be done and executed all such works as under or by virtue of any such enactment or any order or regulations thereunder for the time being in force are or shall be property directed or necessary to be done or executed upon or in respect of the demised premises or any part thereof whether by the owner, landlord, Lessee, tenant or occupier and at all times to keep the Lessor indemnified against all claims, demands and liability in respect thereof and each fourth year in a workmanlike manner to creosote, distemeper, colour, whitewash or otherwise treat all other outside parts of the demised premises usually or heretofore so treated all such work as aforesaid to be done to the approval of the Lessor;

INSIDE PAINTING:

         2.5 To paint with two coats at least of good quality paint to be first approved by the Lessor in a workmanlike manner in every fourth year and in the last year of the said term (whether determined by effluxion of time or otherwise howsoever) all inside wood and iron work and other inside parts of the demised premises heretofore or usually painted and any additions thereto properly to be so painted and so often as may be necessary but not less often than every fourth year and in the last year of the said term as aforesaid in a workmanlike manner to distemper, colour, whitewash or otherwise treat all other outside parts of the demised premises usually or heretofore so treated and on the occasion of each re-painting to grain varnish, restore and make good all ornamental work all such work as aforesaid to be done to the approval of the Lessor;


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AMENITIES:

         2.6 To keep such part of the land forming part of the demised premises as is from time to time undeveloped and the grass, gardens and any trees, shrubs and hedges in proper and neat order and condition and any ditches, streams, culverts and watercourses properly cleared and cleaned and the banks thereof in proper repair and condition and in particular not to deposit or permit to be deposited any rubbish or refuse nor without the consent in writing of the Lessor (and then only on such parts of the said Land and subject to such conditions as the Lessor may stipulate or impose) to store, stack or lay out any material used or the purpose or manufacture or otherwise on any part of the said land;

REPAIR:

         2.7 At all times during the said term to repair and keep the exterior and interior of the demised premises and all additions thereto constructed or placed thereon with the Lessor's consent and the Lessor's fixtures and fittings therein and all pipes, drains, wires, cables, meters, channels, sewers, sanitary and water apparatus, glass, pavings, walls, fences and railings, vaults and appurtenances in good and substantial repair and maintained, paved, cleansed and amended in every respect (damage by any of the insured risks excepted if and so long only as the policy or policies of insurance shall not have been vitiated or payment of the policy monies withheld or refused in whole or part by reason of any act neglect or default of the Lessee or the servants, agents, licencees or invitees of the Lessee);

ROAD, CAR PARK AND LANDSCAPED AREAS:

         2.8 To bear at its own expense the cost of all necessary maintenance and repairs of the car park and the landscaped area.


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LOCAL OR PUBLIC AUTHORITIES:

         2.9 The Lessee shall execute all such works which any County or District Council or other Local or Public Authority may require to be carried out in respect of the demised premises either by the Lessor or by the Lessee and immediately after the receipt of any notice requiring such works to be carried out the Lessee shall send a copy thereof to the Lessor;

LEGISLATION:

         2.10 In all respects to comply with all provisions of he Factories Acts, Local Government (Planning and Development) Acts and the Public Health Acts and all regulations thereunder and with any other obligations imposed by law in regard to the demised premises and the carrying on of the trade or business for the time being carried on upon the demised premises and shall indemnify the Lessor against all liability in respect of any contraventions of such requirements;

INSPECTION:

         2.11 To permit the Lessor or its duly authorized agents and all proper parties at all reasonable times to enter the demised premises and examine the state of repair and condition thereof (and in particular for all necessary purposes of providing inspecting, maintaining and repairing the drains, sewers and watermains, electricity, gas, telephone and similar services) and to check and take inventories of the Lessor's fixtures, fittings and equipment therein and that the Lessee will repair and make good all defects, decays and wants of repair thereto of which notice in writing shall be given by the Lessor to the Lessee and for which the Lessee may be liable hereunder within three calendar months after the giving of such notice PROVIDED that in the case of default by the Lessee the Lessor may make good such defects, decays and wants of repair and the costs of same shall be repayable by the Lessee to the Lessor on demand;


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ADJOINING REPAIRS:

         2.12 To permit the Lessor and all persons authorized by it and respective surveyors, agents and workmen at all reasonable and convenient times in the day time to enter on the demised premises or any part thereof for the purpose of repairing or building on any adjoining premises as occasion shall require and for the purpose of making repairing, maintaining, cleansing, lighting and keeping in good order and condition all ways, roads, sewers, drains, pipes, gutters, watercourses, ditches, culverts, fences, hedges or other conveniences which shall belong to or be used for the demised premises in common with other premises and also for the purpose of laying down, maintaining, repairing and testing drainage, gas, and water pipes and electric wires or cables or for other similar purposes the Lessor or such persons as aforesaid making good any damage occasioned thereby to the demised premises;

         2.13     ALTERATIONS:

                  2.13.1 Not to make any alteration or additions to the demised premises or erect any new buildings thereon without the prior consent in writing of the Lessor and the approval of the Lessor to the plans and specifications thereof and if such consent and approval is given to make such alterations or additions in conformity with such plans and specifications and to the approval of the Lessor and upon such terms as the Lessor may consider just;

                  2.13.2 If the premises are altered (whether pursuant to a consent given under Clause 2-15.1 hereof or otherwise) the Lessee will on the termination of the Lease if so required in writing, by the Lessor forthwith restore the demised premises at the Lessee's own expense to their original condition at the date of this Lease and will make good all damage and want of repair and decoration caused by the original alteration or restoration work.


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USER:

         2.14 To use the demised premises as manufacturing facility only and not to use the demised premises or suffer or permit the same to be used for any other purpose whatsoever except with the provisions, consent of the lessor in writing, which consent shall not be unreasonably withheld.

NUISANCE:

         2.15 Not to do or permit to be done upon or in connection with the demised premises or any part thereof any act, matter or thing whatsoever which may be or grow to be a nuisance, annoyance, disturbance or inconvenience or cause damage to any neighboring adjoining or adjacent property of the owners or occupiers thereof.

ADVERTISEMENTS:

         2.16 Not to exhibit on the outer wall or roofs of the demised premises or of any building or structure thereon any signboard, placard or lettering except such as may previously have been approved by the Local Authority pursuant to the provisions of the Local Government (Planning and Development) Act 1963 or any amendment of modification thereof.

SMOKE ABATEMENT:

         2.17 To ensure that every furnace employed in the working of engines by steam or other motive power and every other furnace employed in any building or erection on the demised premises is constructed so as substantially to consume or burn the smoke arising therefrom and not to use or suffer to be used negligently any such furnace so that the smoke arising therefrom is not substantially consumed or burnt and not to cause or permit any grit or noxious or offensive effluvia to be emitted from any engine, furnace, chimney or other apparatus on the demised premises without using the best practicable means for preventing or counteracting such emission


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and in all aspects to comply with the provisions of the Local Government and
Public Health Acts and with the requirements of any notice of the local authority served thereunder;

DRAINS:

         2.18 To take such measures as may be necessary to ensure that any effluent discharged into the drains or sewers which belong to or are used for the demised premises in common with other premises will not be corrosive or in any way harmful to the said drains or sewers or cause any obstruction or deposit therein;

POLLUTION:

         2.19 Not to discharge or allow to be discharged any solid matter from the demised premises into the drains or sewers as aforesaid nor to discharge or allow to be discharged therein any fluid of a poisonous or noxious nature or of a kind calculated to or that does in fact destroy, sicken or injure the fish or contaminate or pollute the water of any stream or river and not to do or permit or allow or suffer to be done or permitted any act or thing whereby the waters of any streams or river may be polluted or the composition thereof so changed as to render the Lessor liable to any action or proceedings by any person whomsoever;

LOADING OF FLOORS AND ROOFS:

         2.20 Not to do or permit or bring in or upon the demised premised anything which may throw on the demised premises or on any adjoining premises any weight or strain in excess of that which such premises are capable of bearing with due margin for safety and in particular not to overload the floors or the electrical installations or the other services of in or to the demised premises nor suspend any excessive weight from the ceilings or walls stanchions or the structure thereof. The Lessee shall seek professional advice at the Lessee's own expense to ensure that there will not be an infringement of this covenant.


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ASSIGNMENT:

         2.21 Not to assign, underlet or grant any license in respect of the demised premises or any part thereof nor pat with or share the possession thereof without the consent of the Lessor such consent not to be unreasonably withheld.

AVOIDANCE OR INSURANCE:

         2.22 Not to do or permit or suffer to be done anything whereby the policy or policies of insurance on the demised premises or any adjoining or neighbouring premises against damage by fire and special perils may become void or voidable or whereby the rates of premium thereon may be increased and to repay to the Lessor all sums paid by way of increased premiums and all expenses incurred by it in or about the renewal of such policy or policies rendered necessary by a breach of this covenant and all such payments shall be made immediately on demand;

INFLAMMABLE GOODS:

         2.23 The Lessee shall not keep or allow to be kept on the demised premises any substance or material of a combustible or offensive nature the keeping whereof may require a license of any Local or Public Authority unless the Lessee obtains such License and complies with the terms and conditions thereof. The Lessee shall inform the Lessor in writing upon the issuing of such a License.

COSTS OF NOTICES:

         2.24 To pay all reasonable and proper costs and charges and expenses (including solicitors costs and surveyors fees) incurred by the Lessor for the purpose of or incidental to the preparation and service of any notice under section 14 of the Conveyancing Act 1881 (or any statutory modification thereof) requiring the Lessee to remedy a breach of any of the covenants hereinbefore contained notwithstanding that forfeiture for such breach may be avoided otherwise than by relief granted by the Court.


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STAMP DUTIES AND REGISTRATION FEES AND VAT:

         2.25 To pay the stamp duty and registration fees on this lease and counterpart and Value Added Tax on the delivery effected by the granting of this Lease and also VAT (if any) payable in respect of any rent hereby reserved.

YIELD-UP:

         2.26 At the expiration or sooner determination of the said term quietly to yield up the demised premises together with all the Lessor's fixtures and all other Lessor's fixtures and fastenings that now are or which during the said term shall be affixed or fastened thereto (except Lessee's or trade fixtures) in such good and substantial repair and condition as shall be in accordance with the covenants on the part of the Lessee herein contained and in case any of the said fixtures and fittings shall be missing, broken, damaged or destroyed to forthwith replace them with others of a similar kind and of equal value, fair wear and tear excepted, and to make good any damage caused to the demised premises by the removal of the Lessee's fixtures, fittings and furniture and effects (damage by any of the insured risks excepted if and so long only as the policy or policies of insurance shall not have been vitated or payment of the policy monies withheld or refused in whole or in part by reason of any act, neglect, or default of the Lessee or the servants, agents, licensees or invitees of the Lessee).

NOXIOUS OR OFFENSIVE TRADES:

         2.27 Not at any time to use the demised premises or any part thereof or allow the same to be used for entertainment or any dangerous, noisy or noxious or offensive trade business, manufacture or occupation whatsoever or for a residence or for any illegal or immoral purpose nor permit any sale or auction to be held on the demised premises (save in accordance with clause 2-14);


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         2.28     The Lessee hereby agrees to fully and effectively indemnify the Lessor against the breach, non-performance or non-observance by the Lessee of any of the covenants and conditions on the Lessee's part herein contained or of the provisions or stipulations herein contained and intended to be performed and observed by the Lessee and against any actions, costs, claims, expenses and demands whatsoever or howsoever arising in respect of or as a consequence (whether direct or indirect) of any such breach, non-performance or non-observance as aforesaid.

         2.29 To pay the Lessor during each year of the said term a sum equal to the premiums on all policies of insurance effected by the Lessor under the provisions of Clause 4-1 hereof such sum be paid without any deduction or abatement whatsoever within seven days of the paid receipt for premium being furnished by the Lessor to the Lessee ALTERNATIVELY the Lessee shall be entitled to insure the demised premises in accordance with the insurance cover required by clause 4-1 hereof. In the event of the Lessee opting for this alternative the Lessee shall forthwith notify the Lessor in writing and shall furnish to the lessor a certified copy of the Policy of Insurance and shall as each premium falls due on the Policy furnish within seven days of the due date of payment of premium a receipt for the payment thereof to the Lessor.

         2.30 The Lessee shall obtain, and keep current, at its own expense, during the term of this Lease Public Liability and Employer Liability Insurance the minimum cover being in each case not less than One Million Punts. The Lessee shall on demand produce to the Lessors the copies of said Policies together with receipts for premiums paid up to date. The Lessees shall further have the interest of the Lessors noted on the said Policies.

3. In this Clause the following expressions shall have the following meanings respectively:


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                  3.1.1    "Review Date" shall mean the last day of the fifth
year and the last day of each subsequent fifth year of the term hereby granted.

                  3.1.2 "Current Market Rent" at each review date shall be such amount as is produced in accordance with the following formula:

                  A x C             where:
                  -----
                    B

         In respect of the first rent review under this lease A shall be deemed to equal a rent of (pound)3.00 per square foot and thereafter A equals the yearly rent payable under this Lease immediately prior to such review date.

         B equals the yearly rent as at the commencement of the five year period expiring on such review date which would be payable for premises of an age, floor area, specification and description similar to the demised premises let by the Industrial Development Authority and excluding the fact that the Lessee has been in occupation of the demised premises and the goodwill which shall have been attached to the demised premises by reason of the business carried on thereat and excluding from such specification and description any improvements (whether within the meaning of the Landlord and Tenant Acts 1931-80 or any Acts amending, extending or replacing the same of a like nature as those (if any) carried out to the demised premises or any part thereof by the Lessee with the license of the Lessor at the Lessee's own expense otherwise than in pursuance of any obligation to the Lessor whether pursuant to the provision of this Lease or otherwise and carried out during the currency of this Lease) located in the Industrial Estates in Galway City area and let on a Lease in similar terms (other than the amount of rent hereby reserved but including the provision for five yearly rent reviews) as are contained in this Lease.


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         C equals the yearly rent as at such review date which would be payable for premises of the type specified in definition B above.

PROVIDED ALWAYS at the date of commencement of the Lease and at such review date the early rent as defined in definition B shall be agreed between the parties hereto.

PROVIDED FURTHER that in the event of there being a dispute between the parties hereto as to the amount of the yearly rent as defined in definition B or definition C above either party may refer the matter to a member of the Institute of Auctioneers and Valuers in Ireland to be mutually agreed or in default of agreement to a Property Valuer to be appointed by the President of the Incorporated Law Society of Ireland. The decision of the Property Valuer (who shall be deemed to act as an expert and not as an arbitrator) as to the aforesaid yearly rent as defined in definition B or definition C shall be final and binding on both parties' and the parties hereto shall each bear one-half of his costs.

         3.2 The rent for the time being payable by the Lessee hereunder shall be subject to increase in accordance with the following provisions of this Clause;

         3.3 Either the Lessor, its servants or agents or the Lessee, its servants or agents shall be entitled by notice in writing given to the other party, its servants or agents not earlier than twelve months before and not more than twelve months after a Review Date call for review of the rent payable by the Lessee to the Lessor at the Review Date specified in the notice and if upon any such review it shall be ascertained or determined that the Current Market Rent of the demised premises at the Review Date is greater than the rent payable hereunder immediately prior to such Review Date then as from that Review Date the yearly rent payable hereunder shall be increased to the Current Market Rent so ascertained.


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PROVIDED ALWAYS that if the Lessor or Lessee shall not serve such notice as aforesaid for the review of the rent prior to or within twelve months after any Review Date it shall nevertheless be entitled to do so at any time prior to the following Review Date upon the same terms and conditions as are hereinbefore provided for save that the expression "Current Market Rent" shall be deemed to be the Current Market Rent on the immediately preceding Review Date and in such event such Current Market Rent shall be payable by the Lessee from the gale day next preceding the date of the said Notice up to the following Review Date or until it is further reviewed in accordance with the foregoing provisions PROVIDED FURTHER that in no circumstances shall the rent payable hereunder following such review be less than the rent payable by the Lessee immediately prior to the Review Date.

         3.4 If upon any such review the amount of any increased rent shall not be ascertained or determined prior to the Review Date the Lessee shall continue to pay rent at the yearly rate payable immediately prior to the Review Date until the quarter day next following the ascertainment or determination of any increased rent whereupon subject to the final provision of Clause 3-3 hereof there shall be due as a debt payable by the Lessee to the Lessor on demand a sum equal to the amount by which the rent for the period since the Review Date calculated at the increased rate exceeds the rent for that period calculated at the previous rate and in addition shall pay interest on said sums from the Review Date until the date of actual payment at the AAA rate of interest charged on overdraft by the Bank of Ireland in the Republic of Ireland at the Review Date or if there shall be no AAA rate the corresponding or nearest appropriate rate thereto.

         3.5 If upon such review as aforesaid it shall be agreed or determined that the rent previously payable hereunder shall be increased the Lessor and the Lessee shall (if required by the Lessor) forthwith complete and sign a written memorandum or if the Lessor shall so elect


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

execute a deed of record recording the increased rent thenceforth payable and the Lessee shall pay the Stamp Duty (if any) payable on such memorandum or deed of record.

         3.6 In the event of the Lessor being prevented or prohibited in whole or in part from exercising its rights under this Clause and/or obtaining an increase in the rent on any of the Review Dates by reason of any legislation, Government Order or Decree or Notice (increase in this context meaning such increase as would be obtainable disregarding the provisions of any such legislation and otherwise as aforesaid) then the date at which the review would otherwise have taken effect shall be deemed to be extended to permit and require such review to take place on the first date thereafter upon which such right or increase may be exercised and/or obtained in whole or in part and when in part on so many occasions as shall be necessary to obtain the whole increase (meaning the whole of the increase which the Lessor would have obtained if not prevented or prohibited as aforesaid) and if there shall be a partial prevention only there shall be a further review on the first date or dates as aforesaid notwithstanding the rent may have been increased in part on or since the date of review but in no instance shall the increase in rent be dated back to exceed the statutory controls on increases of rent laid down by law.

4. The Lessor hereby covenants with the Lessee in manner following that is to say;

INSURANCE

         4.1 The Lessor will insure the demised premises and all the Lessor's fixtures and fittings therein and thereon and keep the same insured to the full reinstatement costs (to be determined from time to time by the Lessor or its surveyor) against loss or damage, including 2 years loss of rent by fire, explosion, lightning, storm, tempest, impact, earthquake, aircraft, riot and civil commotion and malicious damage or bursting or overflowing of water tanks, apparatus, drains, sewers or pipes and including demolition and site clearance expenses, architects, engineers, surveyors fees and value added tax on any building contract as may be entered into


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relative to the reconstruction, re-instatement or repair of the demised premises or any part thereof resulting from the destruction, loss or damage thereof or thereto or from any of the perils aforesaid and such other perils, expenses and losses as the Lessor in its sole discretion shall think fit and notify to the Lessee in writing. The Lessor shall have the interests of the Lessee notes on the said Policy or Policies and the Lessor shall on demand produce to the Lessee copies of the said Policies together with the Receipts for premiums paid up to date.

RENT ABATEMENT:

         4.2 In the event of the demised premises or any part thereof being destroyed or damaged by any of the insured risks in respect of which the Lessor pursuant to the terms hereof shall have effected insurance so as to render the premises unfit for occupation, use or access, then in such cases (unless the insurance of the demised premises shall have been forfeited or made ineffective by any act, neglect, or default of the Lessee) the covenants and conditions herein contained and the rent hereby reserved or a fair and just proportion thereof according to the nature and extent of the damage sustained shall from and after such destruction or damage and until the demised premises shall have been rebuilt or reinstated and made fit for occupation, use and access be suspended and cease to be payable.

RE-INSTATEMENT:

         4.3 If the demised premises or any part thereof shall at any time during the term be destroyed or damaged by fire or any of the insured risks, then the Lessor shall apply all monies received in respect of such insurance (other than in respect of loss of rent) with all reasonable speed (subject to Planning Permission if required by Law obtained in the rebuilding, repairing and otherwise re-instating the demised premises according to the original plan or election thereof (or such revised plan or elevation as may be agreed between the Lessor and the Lessee unless the


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

policy or policies of insurance shall have been vitiated or rendered less than fully effective by any act, neglect, default or omission of the Lessee;

         4.4 In the event of the demised premises or any part thereof being destroyed or damaged by any of the risks in respect of which the Lessor pursuant to the terms hereof shall have effected insurance at any time during the term hereby created and the insurance money under any insurance against the same effected thereon by the Lessor being wholly or partly irrecoverable by reason solely or in part of any act or default of the Lessee then and in every such case the Lessee will forthwith (in addition to the said rent) pay to the Lessor the whole or (as the case may require) a fair proportion of the costs of completely rebuilding and reinstating the same.

QUIET ENJOYMENT:

         4.5 That the Lessee paying the rents hereby reserved and performing and observing the several covenants and agreements herein contained and on the Lessee's part to be observed and performed shall and may peacably and quietly hold and enjoy the demised premises during the said term without any interruption or disturbance from or by the Lessor or any person or persons rightfully claiming under or in trust for the Lessor.

5.       IT IS HEREBY AGREED between the Lessor and the Lessee as follows:

RE-ENTRY

         5.1 In the event of the rent herein reserved or any part thereof at any time being in arrears and unpaid for the space of twenty-one days after it shall become due (whether the same shall have been lawfully demanded or not) (or if the Lessee shall fail to commence or cease to manufacture without prior written consent of the Lessor such goods as have been agreed upon with the Lessor) or shall be guilty of any breach of the conditions of this Lease and fail to make good any such breach within reasonable time it shall be lawful for the Lessor to enter upon the


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

demised premises or any part thereof in the name of the whole and peaceably to hold and enjoy the demised premises thenceforth as if these presents had not been made. If the Lessee being a company shall go into liquidation (other than a voluntary liquidation for the purpose of amalgamation or re-construction) or being an individual shall be adjudicated a bankrupt or take the benefit of any Act for the relief of debtors or if an order is made or an effective resolution passed for the winding up of the Lessee's business or if a Receiver is appointed over the property of the Lessee then and in any of the said cases it shall be lawful for the Lessor to terminate this Lease by serving a Notice of termination on the Lessee.

On the service of such Notice this Lease shall absolutely cease and determine without prejudice to any claim of the Lessor against the Lessee arising out of any antecedent breach or of any condition of this Lease.

         5.2 Any notice requiring to be served hereunder shall be sufficiently served on the Lessee if left addressed to it at the demised premises or sent to it by post at the demised premises or left at its last known address in Ireland and shall be sufficiently served on the Lessor if delivered to him personally or sent to him by post or left at his last known address in Ireland. A Notice sent by post shall be deemed to be given at the time when in due course of post it would be delivered at the address to which it is sent.

6. The Lessor hereby consents to the registration of this Lease as a burden on Folio 1751L County Galway.

7. Either the Lessor or the Lessee may determine this Lease at the end of the third year from the date of commencement of this lease by giving to the other party not less than six months notice in writing of its intention to so do. Such notice shall be served by Registered Post and delivered to the Offices of the other party.

8. In the event of the lessee terminating the lease after three years on the date of commencement hereof it is hereby agreed that the Lessee shall restore the building to its original condition or pay to the Lessor a sum for agreed delapidations and in this regard the lessees hereby acknowledge that they have received and approved an independent Repot commissioned by the Lessor setting out the state, nature and condition of the premises prior to the commencement of this lease and fully accept the contents thereof.

9. The Lessees shall be entitled for the purpose of expansion only to make openings in the external walls of the premises hereby demised but shall do so in such a manner as not to affect or undermine the structure of the said building.

10. The Lessee may within a period of nine months from the commencement of this lease at its sole option change the terms of this lease to provide that the three year break clause hereinbefore referred to at paragraph seven may be extended to a five year break clause from the date of commencement of this lease. In the event of the Lessee choosing such option the rent payable under this lease shall change from the percent (pound)2.85 per square foot to an amount of (pound)2.75 per square foot deemed to be chargeable retrospective to the date of commencement of this lease being the 1st day of October, 1991. The Rent Review clauses as hereinbefore provided shall remain unaffected and the provision for the review of rents at the end of each five year period shall remain without alterations. In the event of the Lessee wishing to exercise this option it must do so by serving on the Lessor Notice by Registered pose of his intention to so do not later that the 14th day of June, 1992.

SIGNED, SEALED AND DELIVERED
by the said GEORGE CONROY
in the presence of:

/s/ George Conroy

SIGNED, SEALED AND DELIVERED
by the said PATRICK CONROY
in the presence of:

/s/ Patrick Conroy



SIGNED, SEALED AND DELIVERED
by the said BRENDAN CONROY
in the presence of:

/s/ Brendan Conroy



PRESENT when the Seal of
NOCTECH LIMITED
was affixed hereto:

                               DIRECTORS GUARANTEE

         In consideration of the granting of the within Lease by the within named Lessor to _______________ Limited we, of ____________ in the County of __________ and of ________ in the County of _________ hereby jointly and severally agree with guarantee to the within named Lessor its successors and assigns that at all times so long as the term granted by the within Lease is vested in the within named lessee that the said Lessee will pay rent and revised rents and all other sums and payments payable or covenanted to be paid by the within and Lessee under the terms of the within Lease at the respective times and in manner appointed by the said Lease at the respective times and in manner appointed by the said Lease for payment thereof and will also duly perform, observe and keep the several covenants, terms, and stipulation contained in the said lease and on the Lessee's part to be performed and observed and that the guarantors one of them will pay and make good to the within named Lessor its successors and assigns all losses, costs and expends sustained by them or any of them through the default of the said Lessee in respect of an of the beforementioned matters PROVIDED ALWAYS that this guarantee shall remain in force until there shall be an assignment of the within Lease with the consent of the within named Lessor its successors and assigns AND PROVIDED ALWAYS that any neglect or forebearance of the Lessor its successors and assigns in endeavouring to obtain payment of the said rent or revised rents or other sum or sums and payment payable by the Lessee under the terms of the within Lease as and when the same become due or their delay to take any steps to enforce payment or observance of the several covenants, terms, and stipulations contained in the said lease and on the tenants part to be performed and observed and any time within may be given by the Lessors its successors and assigns to the Lessee shall not release or in any way lessen or affect the liability of the guarantors or either of them under this guarantee.

         Dated this ______ day of ________, ____.



SIGNED, SEALED AND DELIVERED
by the said
in the presence of:

                                    Annex I

                      [A map of the property is included.]

                                              DATED THIS 19TH DAY OF MARCH, 1992

                                                                   GEORGE CONROY
                                                                  BRENDAN CONROY
                                                                  PATRICK CONROY

                                                                        ONE PART

                                                                             AND

                                                                 NOCTECH LIMITED

                                                                      OTHER PART

                                                                           LEASE

                                               Messrs Patrick J. McEllin & Son.,
                                                                     Solicitors,
                                                                    Claremorris,
                                                                     County Mayo

                                                                C873 00970 Vol 2